UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 13, 2009

Avatar Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-07395	23-1739078
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

201 Alhambra Circle, Coral Gables, Florida		33134
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	1-305-442-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As part of its ongoing program to reduce expenses, effective April 13, 2009, Avatar has reduced the compensation of most of its employees whose annual compensation exceeds $30,000. Reductions range from 4% to 10%, depending upon the level of compensation, and include those employees with written employment agreements who have agreed to such reductions. The annual base salaries of Named Executive Officers, Gerald D. Kelfer, Avatar's President and Chief Executive Officer; Jonathan Fels, President of Avatar's wholly-owned subsidiary, Avatar Properties Inc.; and Michael Levy, Executive Vice President and Chief Operating Officer of Avatar Properties Inc. have been reduced from $500,000 to $450,000. In addition, their annual bonuses, payable in December 2009, of $500,000, $400,000 and $400,000, respectively, will be reduced by 10% on the amounts to be accrued from April 13 through December 31, 2009; and amounts to be paid will be $465,400, $372,320 and $372,320, respectively.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avatar Holdings Inc.

April 16, 2009	By:	Juanita I. Kerrigan

Name: Juanita I. Kerrigan
Title: Vice President and Secretary